LOAN AND OPTION AGREEMENT

This LOAN AND OPTION AGREEMENT (this “Agreement”) is made as of December 15, 2010 (the “Effective Date”), by and between Bekem Metals, Inc., a Utah corporation (the “Company”), and Techgroup Finance Limited, an International Business Company incorporated under the laws of the British Virgin Islands (the “Lender”).

Recitals

A.           The Company, together with its affiliated entities listed on Schedule I (the “Affiliated Entities”), is involved in the business (the “Business”) of mining as more fully described in the SEC Reports (as that term is defined below).  The Lender intends to provide funds to the Business in the form of loans to the Company pursuant to the terms and conditions of this Agreement;

B.           In consideration for making such loans, the Company will grant to the Lender, subject to the terms and conditions of this Agreement, an option to purchase shares of Common Stock of the Company; and

C.           The Company and the Lender further desire to obligate themselves as set forth in this Agreement and to make the representations and warranties set forth below, respectively, in connection with the transactions contemplated hereby.

Accordingly, in consideration of the promises and the representations, warranties and covenants herein, the parties agree as follows:

1. Loan.

(a) Loan Amount.  Subject to the terms and conditions of this Agreement, the Lender agrees to lend (the “Loan”) to the Company a total aggregate amount of $500,000.00 (Five Hundred Thousand United States Dollars).

(b) Principal and Interest.  Interest on the principal balance of the Loan shall accrue at the rate of 15% per annum, compounded annually, commencing on the date hereof.  If not sooner settled as provided below, the entire balance of principal and all accrued interest shall be due and payable on May 31, 2011 (the “Maturity Date”); provided, however, that the Maturity Date may be extended at the discretion of the Lender.  The Loan may not be prepaid by the Company.  Notwithstanding the provisions of this Section 1, upon the occurrence of an Event of Default (as that term is defined in Section 7 below), then, interest on the principal balance of the Loan shall automatically be increased to 20% per annum, or such lesser amount as is allowed by law.

(c) Pledge Agreement.  Any obligations of the Company contemplated by this Agreement shall be secured pursuant to the pledge agreement substantially in the form attached as Exhibit A hereto (the “Pledge Agreement” and together with this Agreement and any documents or instruments executed and delivered in connection with any of the foregoing, the “Transaction Documents”).  Upon an Event of Default, Lender shall have the right to exercise the remedies referenced therein and in any other Transaction Document.

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2. Option to Purchase Shares of Common Stock.

(a) Option to Purchase Shares of Common Stock.  Subject to obtaining the consents set forth in Section 10 below, at any time prior to the Maturity Date, the Lender may, at its option (the “Option”), and pursuant to written instructions provided to the Company, acquire the number of shares of common stock (the “Common Stock”) of the Company equal to (x) the entire outstanding principal balance of the Loan plus(y) the amount of any accrued interest due under this Loan, as of the date of exercise of the Option, divided by (z) the Exercise Price (as defined below), in exchange for the cancellation of such outstanding obligations of the Company to the Lender.  If the Company does not have sufficient shares of authorized common stock to issue common stock for the accrued interest, then within three months after the Lender exercises the Option, the Company will take such actions as are necessary to increase its authorized shares of common stock and issue such additional shares of common stock as are necessary to allow the Lender to obtain common stock for the accrued interest due to the Lender pursuant to the terms of this Agreement (including interest accrued after the Lender exercise the Option until such time as the Company satisfies its obligations hereunder).  If the Company is unable to issue shares of its common stock for the accrued interest, it will pay the amount of the accrued interest in cash to the Lender.  Notwithstanding anything to the contrary herein, the Company agrees that it will maintain enough authorized shares of common stock to issue common stock to the Lender in exchange for the cancellation of the entire outstanding principal balance of the Loan.

(b) Issuance of Certificate; Fractional Interests. After the exercise of the Option, and at the Lender’s request, the Company will, as promptly as possible and at its expense, issue and deliver to the Lender, a certificate or certificates for the number of shares issuable as a result of the exercise of the Option and, if applicable, a check made payable to the Lender for any cash amounts payable as provided in this Agreement.  No fractional interests of equity securities will be issued.  In lieu of any fractional interests to which the Lender would otherwise be entitled, the Company will pay to the Lender in cash the amount of the unexercised principal and accrued interest that would otherwise be issued into such fractional interest.

(c) Exercise Price.  The “Exercise Price” shall be equal to $0.0029.  The Exercise Price shall be adjusted pursuant to this Section 2(c).

(i) Subdivisions, Combinations and Other Issuances:  If the Company shall at any time prior to the Maturity Date subdivide its common stock, by split-up or otherwise, or combine its common stock or issue additional common stock as a dividend, then the Exercise Price in effect prior to such event shall be proportionately decreased or increased, as appropriate.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend;

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(ii) Reclassification, Reorganization, Consolidation, Merger and Other Changes:  In case of any reclassification, capital reorganization or change in the common stock of the Company (other than as a result of a subdivision, combination, or equity dividend provided for in Section 2(c)(i) above), or consolidation or merger of the Company with or into another company, or the sale of all or substantially all of its assets to another company shall be effected in such a way that holders of the Company’s common stock shall be entitled to receive equity interests, securities or assets with respect to or in exchange for such common stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Lender, so that the Lender shall have the right at any time prior to the Maturity Date to receive upon exercise of the Option, the kind and amount of equity interest and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale that a holder of common stock would be entitled to receive in such reclassification, reorganization, change, consolidation, merger or sale.  In any such case, appropriate provisions shall be made with respect to the rights and interest of the Lender so that the provisions hereof shall thereafter be applicable with respect to any equity interests or other securities and property deliverable upon exercise including adjustment of the Exercise Price.  Moreover, the Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor company (if other than the Company) resulting from such consolidation or merger or the company purchasing such assets shall assume by written instrument executed and mailed to the Lender at the last address of the Lender appearing on the books of the Company the obligations of the Company under this Agreement;

(iii) Issuance of Additional Securities:  If and whenever the Company shall (a) issue or sell any of its common stock for a consideration per security less than the Exercise Price in effect immediately prior to the time of such issuance or sale, (b) issue or sell any warrants, options or other rights to acquire common stock at a purchase price less than the Exercise Price in effect immediately prior to the time of such issuance or sale or (c) issue or sell any other securities that are convertible into common stock for a purchase or exchange price less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then, upon such issuance or sale, the Exercise Price shall be reduced to the price at which such common stock is being issued or sold by the Company or the price at which such other securities are exercisable or convertible into the Company’s common stock, and the number of shares of common stock issuable upon exercise of the Option shall be proportionately increased so that the aggregate purchase price payable for the total number of shares of common stock issuable upon exercise of the Option (as adjusted) shall remain the same as it was upon the date of this Agreement;

(iv) Minimum Adjustment:  Notwithstanding anything herein to the contrary, no adjustment under this Section 2(c) need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least one percent of the Exercise Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent of such Exercise Price; and

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(v) Notice of Adjustment:  When any adjustment is required to be made to the Exercise Price, the Company shall promptly notify the Lender of such adjustment in writing setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3. Closing Matters.

(a) Closing.  The Closing shall take place concurrently with the execution of this Agreement at the offices of the Company or at such other time and place as the Company and the Lender shall agree (which time is referred to herein as the “Closing”).

(b) Delivery and Payment.  At the Closing, the Lender shall deliver to the Company (pursuant to wire transfer instructions furnished by the Company) the principal amount of the Loan.

4. Representations and Warranties of the Company.  As of the date of the Closing, the Company hereby makes the following representations and warranties to the Lender, qualified by any specific disclosures made by the Company in any schedules attached hereto referencing the particular subsection of this Section 4 (the “Disclosure Schedule”).  The disclosures in any section or subsection of the Disclosure Schedule shall qualify each of the other sections and subsections in this Section 4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections; provided that no disclosures in the Disclosure Schedule shall be deemed to qualify Section 4(n) unless referenced in Section 4(n) of the Disclosure Schedule.

(a) Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.  The Company and the Affiliated Entities have all licenses, permits and authorizations necessary to own its properties and to operate the Business and are duly qualified to do business as foreign entities and in good standing in each state or country, if any, in which failure to qualify would have a Material Adverse Effect.  The Company has provided the Lender with true and correct copies of its Articles of Incorporation, as amended (the “Articles”) and its Bylaws, as amended (the “Bylaws”).  The Company is not in violation of the Articles or Bylaws.  For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on (i) the financial condition, business, operating results, operations, business prospects or property of the Company or the Business or (ii) the ability of the Company to perform its obligations under any of the Transactions Documents.  In no event shall the Company’s use of the proceeds of the Loan in substantially the manner set forth in Section 6(l) of this Agreement be deemed have a Material Adverse Effect.

(b) Company Power.  The Company has the requisite power and authority to execute, deliver and, subject to obtaining the required regulatory approvals in the Republic of Kazakhstan relating to issuing the Common Stock, carry out the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents to be executed, delivered or carried out by the Company hereunder.  The Company has all requisite power and authority under the laws of its jurisdiction of incorporation to own and operate its properties and to carry on its businesses as now conducted and as presently proposed to be conducted.

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(c) SEC Reports, Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”). The Company has delivered to the Lender or their respective representatives true, correct and complete copies of each of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Report, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports (“Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Lender which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in light of the circumstance under which they are or were made.

(d) Subsidiaries.  Except for the Affiliated Entities, the Company does not own or hold any rights to acquire any shares of stock, membership interest or any security or interest in any other Person.  For purposes of this Agreement, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(e) Authorization, Governmental Approvals.  The execution and delivery of this Agreement, the execution and delivery of the other Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof to be executed and delivered by the Company and the consummation by the Company of the transactions herein and therein contemplated to be consummated by the Company have each been duly authorized by all necessary action on the part of the Company.  With the exception of required regulatory approvals in the Republic of Kazakhstan in order to issue shares of the Common Stock upon the exercise of the Option, no other

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 consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Agreement or the other Transaction Documents or the issuance of the Common Stock other than any notices of sale required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or such post-closing filings as may be required under applicable state securities laws.

(f) Valid Issuance.  The Common Stock to be issued pursuant to the Transaction Documents has been duly and validly reserved for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer or Liens other than the restrictions on transfer or Liens under the applicable state and federal securities laws and pursuant to the Bylaws.  For purposes of this Agreement, “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

(g) Conflict with Other Instruments.  Neither the execution and delivery by the Company of the Transaction Documents or the other instruments, documents and agreements contemplated or required hereby or thereby, nor the consummation of the transactions herein or therein contemplated to be consummated by the Company, nor compliance by the Company with the terms, conditions and provisions hereof or thereof, shall conflict with or result in a breach of, with or without the giving of notice or the lapse of time, or both, any of the terms, conditions or provisions of the Articles or the Bylaws, or (subject to obtaining the required regulatory approvals in the Republic of Kazakhstan for the issuance of the Common Stock pursuant to the exercise of the Option) any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company is a party or by which it or any of its respective properties is bound or constitute a default thereunder or result in the creation or imposition of any Lien.

(h) Validity and Binding Effect.  The Transaction Documents which the Company is required to execute and all other instruments and agreements contemplated hereby or thereby to which the Company is a party have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, and all such obligations of the Company are enforceable in accordance with their respective terms.

(i) Capitalization.  The authorized capital stock of the Company at the Closing shall be as follows:  300,000,000 shares of common stock authorized and 124,980,296 shares of common stock outstanding, and 20,000,000 shares of preferred stock authorized and no shares of preferred stock outstanding.  All of the outstanding shares of the Company are validly issued, fully paid and are owned of record as set forth on Schedule 4(i).  Except as stated in the first sentence of this Section 4(i) or as set forth on Schedule 4(i), there are not outstanding any shares of stock, equity securities, rights or options convertible or exchangeable into or exercisable for any of the Company’s stock, equity interest appreciation rights or phantom equity, nor is the Company under any obligation (contingent or otherwise) to redeem or otherwise acquire any stock or any other securities, rights or options to acquire

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 such stock, equity interest appreciation rights or phantom equity.  There are no statutory or contractual member preemptive rights with respect to any shares of stock of the Company.  The Company has not violated and will not violate any applicable federal or state securities laws in connection with the offer, sale or issuance of the Option or of the Common Stock to be issued upon exercise of the Option, and based upon the representations of Lender contained herein, there exists a valid exemption for such issuances, offers, or sales from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (the “Securities Act”) or any applicable state securities laws.  The Company is not a party to any, and there are no, agreements between the Company’s stockholders (or any one or more of them) with respect to the voting or transfer of the Company’s stock or with respect to any other aspect of the Company’s affairs.

(j) Brokerage.  There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company.  The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

(k) Litigation.  Except as set forth on Schedule 4(k), there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened (including any investigations) against or affecting the Company, the Affiliated Entities or the Business or the assets relating thereto, before any court or governmental department, agency or instrumentality, domestic or foreign.  The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any employees, their use in connection of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or the Business.  The Company and the Affiliated Entities are not a party to or, to the knowledge of the Company, named in or subject to any order, writ, injunction, or decree of any court, governmental agency, or instrumentality.  There is no action, suit, proceeding or investigation by the Company or the Affiliated Entities currently pending or that the Company or the Affiliated Entities currently intends to initiate.

(l) Employee Benefit Plans.  The Company does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974.

(m) Compliance with Laws; Certain Operations.  The Company and the Affiliated Entities, and their respective officers, managers, agents and employees, substantially complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the Company, any Affiliated Entity or the Business in any material respect or to which the Company, any Affiliated Entity or the Business may otherwise be subject, and no claims have been filed, or to the Company’s knowledge threatened, against the Company or an Affiliated Entity alleging a violation of, or liability or responsibility under, any such law or regulation which have not been heretofore

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 settled.  In particular, but without limiting the generality of the foregoing, and to the Company’s knowledge, the Company and the Affiliated Entities have obtained and substantially complied with all health, safety and other governmental permits necessary for the Company, any Affiliated Entity or the Business, and neither the Company nor an Affiliated Entity has violated or received a notice or charge asserting any violation of, or liability or responsibility under, any local, state or federal acts (including rules and regulations thereunder) regulating, otherwise affecting or relating to, employee or public health and safety or employment discrimination.

(n) Indebtedness.  Schedule 4(n) sets forth, as of the date hereof, all Indebtedness of the Company and the Affiliated Entities, the amount owed on such Indebtedness and the Persons to whom such Indebtedness is owed. For purposes of this Agreement, “Indebtedness” means (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which the Company or any of the Affiliated Entities is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than sixty (60) days past due), (iv) any commitment by which the Company or an Affiliated Entity assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by the Company or an Affiliated Entity (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which the Company or an Affiliated Entity is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations the Company or an Affiliated Entity assures a creditor against loss, (vii) any indebtedness secured by a Lien on the Company’s or an Affiliated Entity’s assets, (viii) any cash or book overdrafts, (ix) any distributions payable or loans/advances payable to an affiliate of the Company or an Affiliated Entity, (x) any liability arising from factored, discounted, or sold receivables that remain unpaid by the customer, (xi) any indebtedness related to export finance loans, (xii) any obligations for checks, drafts and similar bank instruments, if not taken into account when calculating cash and cash equivalents, and (xiii) any accrued interest on any of the foregoing.  For the avoidance of doubt, solely for purposes of this Agreement, and notwithstanding anything to the contrary herein, all obligations of the Company or an Affiliated Entity to any governmental entity in respect of overpayments, cost report settlements, and similar obligations shall be treated as Indebtedness and not as a current liability.

(o) Absence of Undisclosed Liabilities.  Except as reflected or expressly reserved against in the Financial Statements or set forth herein, there are no obligations or liabilities related to the Company or the Business (whether accrued, known to the Company, whether due or to become due and regardless of when asserted) as of the date hereof, arising out of transactions entered into on or prior to the date hereof, or any action or inaction on or prior to the date hereof, or any state of facts existing on or prior to the hereof, including, without limitation, any deferred compensation obligations to any current or former employees, leased employees, consultants or directors.

(p) Assets.  Except as set forth in the SEC Reports or on Schedule 4(p), neither the Company nor any Affiliated Entity owns, or has previously owned, any real property.  The Company and the Affiliated Entities have good and indefeasible title to, or have a valid leasehold interest in, or have a valid license to use, the real property, tangible properties and assets used by them, or acquired thereafter (except for properties and assets disposed of in the ordinary course of business), free and clear of all Liens, except for Liens

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 permitted hereby.  The Company’s and the Affiliated Entities’ tangible assets are in good operating condition, ordinary wear and tear excepted, and are fit for use in the ordinary course of the Business.  The Company and the Affiliated Entities own, or have a valid leasehold interest in, or have a valid license to use, all real property, tangible assets necessary for the conduct of the Business.

(q) Tax Matters.  To the Company’s knowledge, all required returns, reports, information statements or other documents (including, without limitation, elections, declarations, disclosures, schedules, estimates, information, attachments, and amended returns) provided to or filed or required to be provided to or filed with any taxing authority relating to the Company, each Affiliated Entity and the Business (“Tax Returns”) have been filed.  All such Tax Returns are true, complete and accurate in all material respects.  All sales, use, income, payroll, excise and other Taxes owed and all Taxes withheld from amounts owing to any employee, creditor, customer or third party relating to the Company, any Affiliated Entity and the Business have been paid; no statute of limitations with respect to Taxes relating to the Company, any Affiliated Entity and  Business has been waived and no extension of time with respect to Tax assessment or deficiency relating to the Company, any Affiliated Entity and the Business has been agreed to; and there are no pending actions, suits, proceedings, claims, investigations or federal or state Tax audits being conducted with respect to the Company, any Affiliated Entity and the Business and there are no material unresolved questions or claims concerning Tax liability relating to the Company, any Affiliated Entity and the Business.  There are no Liens for any Tax on any assets relating to the Company, any Affiliated Entity and the Business, except for Taxes not yet due and payable.  After the Closing, the Company will not be bound by nor have any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.  For purposes of this Agreement, “Tax” or “Taxes” means all federal, foreign, state, county, local or other taxes, charges, fees, levies or other assessments of any nature whatsoever, including, without limitation, any federal income, alternative minimum tax, gross receipts, excise, real or personal property, sales, value-added, escheat, withholding, social security, payroll, employment, severance, stamp, documentary, gains, environmental, retirement, unemployment, occupation, use, ad valorem, service, net worth, franchise, transfer and recording taxes, imposed by any federal, state, local or foreign taxing authority, and shall include all interest, penalties and additions imposed with respect to such amounts whether disputed or not.

(r) Absence of Material Adverse Change.  Since September 30, 2010, there has been no material adverse change in the operations, properties, financial condition, operating results or business prospects of the Business.

(s) Absence of Certain Developments.  Since September 30, 2010, neither the Company nor an Affiliated Entity has:

(i) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contract or agreements entered into in the ordinary course of business;

(ii) discharged or satisfied any Lien or paid any liabilities, other than current liabilities paid in the ordinary course of business;

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(iii) declared or made any payment or distribution of cash or other property to its members with respect to its stock, or purchased or redeemed any stock;

(iv) mortgaged, pledged or subjected to any Lien any of its material assets, except Liens for current property Taxes not yet due and payable;

(v) sold, assigned or transferred any of its assets, except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it;

(vi) sold, assigned, transferred, abandoned or permitted to lapse any licenses or permits or any portion thereof, or any Proprietary Rights (as defined in Section 4(u) below) or other intangible assets, or (except as necessary to conduct its ongoing operations) disclosed any proprietary confidential information to any Person;

(vii) made or granted any bonus or any wage or salary increase to any current employee (except in the ordinary course of business consistent with past practices for any such Persons who are not officers) or any former employee or retiree or group of employees, former employee, leased employee, director or consultant;

(viii) made any capital expenditures or commitments therefor that aggregate in excess of $25,000;

(ix) made any loans or advances to any Persons or become subject to any contingent obligations;

(x) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

(xi) entered into any other material transaction including any employment or consulting agreement;

(xii) received notice that there has been a loss of, or material order cancellation by, any customer of the Company;

(xiii) agreed to any change to a material contract arrangement by which the Company or its assets is bound or subject;

(xiv) suffered any damage, destruction or loss, whether or not covered by insurance that has had a Material Adverse Effect;

(xv) suffered any other event or condition of any character that has had a Material Adverse Effect or, to the knowledge of the Company, would reasonably be expected to have a Material Adverse Effect;

(xvi) changed its accounting principles or practices or the method of recording transactions involving accounts receivable and inventory;

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(xvii) terminated or defaulted under any contract, agreement or arrangement which termination or default, to the knowledge of the Company, would reasonably be expected to have a Material Adverse Effect; or

(xviii) agreed, committed, arranged or entered into any written understanding to do anything set forth in this Section 4(s).

(t) Material Contracts.

(i) As of the date hereof, except as identified on Schedule 4(t) or as set forth in the SEC Reports, neither the Company nor an Affiliated Entity is a party to or bound by any of the following contracts, agreements or arrangements (written or oral) relating to the Business (collectively, the “Material Contracts”):

(1) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts, agreements or arrangements relating to the borrowing of money or extension of credit to or by the Company, other than accounts receivables and payables in the ordinary course of business and travel and similar advances to employees in the ordinary course of business consistent with past practice;

(2) any joint venture, partnership, limited liability company or other similar contract, agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(3) any agreements relating to mergers, consolidations, recapitalizations, reorganizations or similar transactions, or any acquisitions or dispositions material to the Company, currently contemplated by the Company or that provide any ongoing material liabilities for payment of money, retention of liabilities, assets sold, indemnification or otherwise;

(4) non-competition, non-solicitation or exclusive dealing agreements or other contracts, agreements or arrangements that restrict or limit or purport to restrict or limit in any respect the ability of the Company or any Affiliated Entity to solicit customers, potential employees or the manner or location in which the Business may be conducted; or

(5) any contract, agreement or plan any of the benefits of which will be increased by the consummation of the transactions contemplated hereby or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(ii)           For purposes of this Agreement, “Material Contract” shall include any contract filed by the Company in the SEC Reports.  Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company, and to the knowledge of the Company, the other party thereto.  Neither the Company, nor to the knowledge of the Company, any other party to a Material Contract, is in breach or violation of, or in default under, any Material Contract to which it is a party.

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(u) Proprietary Rights.  The Company and the Affiliated Entities have sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for the Business without any violation or infringement of, or other conflict with, the rights of others.  Schedule 4(u) contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of, or exclusively licensed to, the Company or an Affiliated Entity.  There are no outstanding options, licenses, agreements, claims, Liens or shared ownership of interests of any kind relating to anything referred to on Schedule 4(u) that is to any extent owned by or exclusively licensed to the Company or an Affiliated Entity, nor is the Company or an Affiliated Entity bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  Except as set forth on Schedule 4(u), neither the Company nor an Affiliated Entity has received any communications alleging that the Company or an Affiliated Entity has violated or, by conducting the Business as proposed, would violate any of the patents, trademarks, service marks, domain names, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and the Company and the Affiliated Entities are not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming.  Neither the Company nor an Affiliated Entity is aware that any of their respective employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Business. Neither the execution nor delivery of this Agreement or the other Transaction Documents, nor the carrying on of the Business by the employees of the Company, nor the conduct of the Business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

(v) Insurance.  The Company and the Affiliated Entities have in full force and effect all fire, casualty and liability insurance policies customary and reasonably necessary for the Business.

(w) Registration Rights.  No holder of any debt or equity securities of the Company, whether now or hereafter authorized, including, without limitation, any instrument convertible into or exchangeable for securities (“Securities”) has any right to require the registration thereof (or of Securities receivable upon the exercise or conversion thereof) under the Securities Act or the right to include such Security (or any Security receivable upon the exercise or conversion thereof) in a registration statement filed by the Company under the Securities Act.

(x) Related Party Transactions.

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(i) No employee, officer or manager of the Company, no affiliate of any employee, officer or manager of the Company, and no member of the immediate family of any employee, officer or manager of the Company is indebted to the Company.

(ii) The Company is not indebted, and is not committed to make loans or extend or guarantee credit, to any employee, officer or manager of the Company, or any affiliate of any employee, officer or manager of the Company, or any member of the immediate family of any employee, officer or manager of the Company.

(iii) Except as set forth on Schedule 4(x)(iii) or as set forth in the SEC Reports, no affiliate of the Company, officer or manager and no member of the immediate family of any affiliate of the Company, officer or manager is interested, directly or indirectly, in any material contract, agreement or arrangement with the Company except for employment agreements entered into in the ordinary course of business and approved by the Board of Directors of the Company.  To the Company’s knowledge, except as set forth on Schedule 4(x)(iii), no employee and no member of the immediate family of any employee is interested, directly or indirectly, in any material contract, agreement or arrangement with the Company.

(y) Not an “Investment Company.”  The Company is not, and following completion of the transactions contemplated hereby will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(z) Foreign Corrupt Practices Act.  None of the Company nor any Affiliated Entity, nor any of their respective directors, managers, members, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company or any of its affiliates to obtain or retain business for, or direct business to the Company or any of its affiliates, as applicable. None of the Company nor any Affiliated Entity, nor any of their respective directors, managers, members, officers or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

(aa) Compliance with Office of Foreign Assets Control.

(i) None of the Company, the Affiliated Entities nor any of their respective directors, managers, members, officers or employees is an OFAC Sanctioned Person (as defined below). The Company, the Affiliated Entities and their respective directors, managers, members, officers or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Company or the Affiliated Entities and all other applicable anti-money laundering laws and regulations.  None of (i) the Loan, (ii) the issuance of the Common Stock upon exercise of the Option, (iii) the

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execution, delivery and performance of this Agreement or any of the Transaction Documents or (iv) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including, without limitation, the Lender, of any of the OFAC Sanctions (as defined below) or of any anti-money laundering laws of the United States or any other applicable jurisdiction.

(ii) For the purposes of this Section 4(aa):

(1) “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(2) “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

(3) “U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

(bb) SEC Deregistration.  The Company has no contractual or other restrictions that will prevent it from terminating the registration of its common stock under the Exchange Act or suspending its reporting obligations under the Exchange Act.  In addition, the Company is eligible to file a Form 15 with the SEC to terminate the registration of its common stock under the Exchange Act and it can affirmatively make the statements required to be made on such Form 15 to terminate the registration of its common stock under the Exchange Act.

(cc) Employees; Employee Contribution.  To the knowledge of the Company, there is no strike, labor dispute or union organization activities pending or threatened between the Company, the Affiliated Entities and their respective employees.  The Company and the Affiliated Entities have complied in all material respects with all applicable equal opportunity, minimum wage, immigration and other laws related to employment and termination of employment.  To the knowledge of the Company, no employee of the Company or an

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 Affiliated Entity is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company or such Affiliated Entity, or any other party because of the nature of the Business or the use by the employee of his or her best efforts with respect to the Business.  Neither the Company nor any Affiliated Entity is a party to or bound by any currently effective employment contract deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.  The Company is not aware that any officer, manager or key employee, or that any group of key employees intend to terminate their employment with the Company or an Affiliated Entity, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each officer, manager or employee of the Company or an Affiliated Company is terminable at the will of the Company or such Affiliated Entity.

(dd) Ownership Percentage Post Exercise.  Assuming that the Lender exercises the Option for the full amount of the principal outstanding under the Loan pursuant to the terms of this Agreement, the Lender will own not less than 57% of the Company’s total issued and outstanding capital stock, regardless of the number of shares of capital stock purchased from any shareholders of the Company.

5. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company that:

(a) Organization and Qualification.  The Lender is an International Business Company duly organized, validly existing and in good standing under the laws of British Virgin Islands.  The Lender has all licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is duly qualified to do business as a foreign entity and in good standing in each state or country, if any, in which failure to qualify would have a Material Adverse Effect.

(b) Company Power.  The Lender has the requisite power and authority to execute, deliver and carry out the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents to be executed, delivered or carried out by the Lender hereunder.  The Lender has all requisite power and authority under the laws of its jurisdiction of incorporation to own and operate its properties and to carry on its businesses as now conducted and as presently proposed to be conducted.

(c) Securities Law Matters.

(i) The Lender is acquiring and will hold the Option and the Common Stock issuable upon exercise of the Option for investment for its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

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(ii) The Lender understands that the Option and the Common Stock issuable upon exercise of the Option have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Option and the Common Stock  issuable upon exercise of the Option must be held indefinitely, unless it is subsequently registered under the Securities Act or the Lender obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required nor anticipated.  The Lender further acknowledges and understands that the Company is under no obligation to register the Option or the Common Stock issuable upon exercise of the Option, and does not expect to do so at any time in the foreseeable future.

(iii) The Lender is aware that any investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Lender is able, without impairing its financial condition, to hold the Option or the Common Stock issuable upon exercise of the Option for an indefinite period and to suffer a complete loss of its investment.  The Lender understands that its investment involves a high degree of risk.  The Lender is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

(iv) Lender will not sell, transfer or otherwise dispose of the Option or the Common Stock issuable upon exercise of the Option in violation of the Securities Act, the Exchange Act, or the rules promulgated thereunder, including Rule 144 under the Securities Act.  Lender agrees that it will not dispose of the Option or the Common Stock issuable upon exercise of the Option unless and until it has complied with all requirements of this Agreement.

6. Covenants of the Company.  The Company covenants and agrees that, except to the extent the Lender may otherwise agree in writing:

(a) Compliance.  The Company will comply with and observe all of its obligations arising under the Transaction Documents.

(b) Exercise of Option.  In connection with any exercise of the Option, the Company will ensure that all Common Stock will be duly and validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of the Lender herein, be issued in compliance with all applicable federal and state securities laws.  In addition, the Company will ensure that it has enough available authorized shares of common stock to allow the Lender to exercise the Option as set forth in Section 2 of this Agreement.

(c) Maintenance of Existence.  Neither the Company nor any Affiliated Entity will merge or consolidate or enter into any analogous reorganization or transaction with any entity or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).  In addition, neither the Company nor any Affiliated Entity will issue any securities.

(d) Disposition of Assets.  Neither the Company nor any Affiliated Entity, will, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except dispositions of accounts receivables, inventory, or used, worn-out or surplus equipment, all in the ordinary course of business.

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(e) Restricted Payments.  Neither the Company nor any Affiliated Entity will make any Restricted Payments, except that any Affiliated Entity may pay dividends to the Company.  For purposes of this Agreement, “Restricted Payments” means all payments, dividends or other distributions of any nature (cash, equity interests, assets or otherwise, but not including distributions in the form of additional shares of common stock) made by the Company or any Affiliated Entity to any of its equity interest holders with respect to or on account of its, his or her equity interests and any purchase or redemption of any equity interests of any equity interest holder of the Company or any Affiliated Entity.

(f) Additional Liens and Security Interests.  Within 30 days of any request by the Lender and subject to any applicable laws, (i) with respect to any Affiliated Entity for which such matters have not occurred on or prior to the Closing, 65% of the equity interests of such Affiliated Entity shall be pledged to the Lender as security for the Company’s obligations to the Lender and (ii) the Company or the applicable Affiliated Entity shall, at the Company’s cost and expense, execute and deliver to the Lender such documents and instruments reasonably deemed necessary by the Lender to effectuate the matters specified in subclause (i) as specified in such request (which documents may include documents and opinions prepared by applicable foreign counsel).

(g) Inspection.  The Company shall permit the Lender, at the Lender’s expense, to visit and inspect the Company’s and each Affiliated Entity’s properties, to examine its books of account and records and to discuss the Company’s and each Affiliated Entity’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Lender.

(h) Usurping Business Opportunities and Competing with the Business.  The Company shall not pursue any business opportunity directly or indirectly related to the Business outside of the Company or the Affiliated Entities or compete directly or indirectly with the Business or the Company.

(i) Indebtedness.  Neither the Company nor any Affiliated Entity will incur, create, issue, assume or suffer to exist any Indebtedness, except (i) the Company’s Indebtedness to the Lenders under the Transaction Documents, and (ii) the existing Indebtedness described in Schedule 4(n).

(j) Liens.  Neither the Company nor any Affiliated Entity will create, incur, assume or suffer to exist any Lien except (a) Liens granted to the Lender and (b) Liens existing on the date of this Agreement and disclosed on Schedule 4(n).  For purposes of this Agreement, “Lien” shall mean any voluntary security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the entity referred to.

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(k) Investments.  Neither the Company nor any Affiliated Entity will acquire for value, make, have or hold any Investments, except: (i) Investments existing on the date of this Agreement and disclosed to the Lender, (ii) Investments in Affiliated Entities existing on the date of this Agreement or made with the proceeds of the Loan and (iii) cash, cash equivalents and readily marketable investments in accordance with the Company’s existing treasury management practices.  For purposes of this Agreement, “Investment” means the acquisition, purchase, or holding of any equity interests or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business), any acquisitions of property (other than property acquired in the ordinary course of business) and any purchase or commitment or option to purchase equity interests, securities or other debt of or any interest in another entity or any integral part of any business or the assets comprising such business or part thereof and the formation of, or entry into, any partnership as a limited or general partner or the entry into any joint venture.

(l) Use of Proceeds.  The proceeds of the Loan should be used as follows:  approximately $300,000 should be advanced by the Company to Kyzyl Kain Mamyt LLP, Kazakhstan for operational and subsoil use purposes and the remaining approximately $200,000 shall be retained by the Company for operational purposes, including satisfaction of outstanding obligations, and subsoil use purposes.

(m) Deregistration.  The Company will use its best efforts to promptly, and in any event, within 120 days after the date hereof, terminate the registration of its common stock under the Exchange Act and suspend its reporting obligations under the Exchange Act.

(n) Right of First Refusal.  Notwithstanding anything herein to the contrary, the Lender will have the right to purchase any securities offered by the Company to any party pursuant to such terms as the Company is offering such securities.  If the Lender decides to purchase such securities, subject to compliance with applicable federal and state securities laws, rules and regulations, the Company will sell such securities only to the Lender or its affiliates.  The Lender will have the rights described in this Section 6(n) as long as the Lender or its affiliates own (or have the right to acquire, whether subject to the Option or otherwise)) a majority of the shares of common stock of the Company.

7. Event of Default.  Each of the following events shall be considered an “Event of Default”:

(a) Failure to Pay.  The Company’s failure to pay (i) when due, whether at stated maturity, upon acceleration or otherwise, any principal or interest payment under this Agreement or (ii) any other payment required under the terms of this Agreement or any other Transaction Document on the date due;

(b) Breaches of Covenants or Agreements.  If the Company fails to observe or perform any covenant, obligation, condition or agreement contained in this Agreement or the other Transaction Documents, and if such default or Event of Default can be cured, such default or Event of Default is not cured within 15 days after the earlier of (i) the Company’s receipt of written notice from the Lender of such default or Event of Default, or (ii) the date the Company was required to give notice thereof to the Lender of such default or Event of Default.

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(c) Representations and Warranties.  If any representation or warranty made by the Company to the Lender in this Agreement and the other Transaction Documents shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d) Failure to Pay; Voluntary Bankruptcy; Insolvency Proceedings.  If the Company or any other entity obligated to the Lender in connection with this Agreement (each, an “Obligor”) (i) fails to pay any of its material debts generally as they become due, and such failure continues for 15 days after the earlier of (A) the Company’s receipt of written notice from the Lender of such failure, or (B) the date the Company was required to give notice thereof to the Lender; (ii) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of a substantial part of its property; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; or (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(e) Involuntary Bankruptcy.  If any involuntary petition is filed under any bankruptcy or similar law or rule against any Obligor and such petition is not dismissed or discharged within 60 days of filing, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of any Obligor;

(f) Default on Other Financial Obligations.  If any default occurs under any agreement involving the borrowing of money or the advance of credit to which the Company is or may be a party, whether as the obligor or a guarantor, if such default consists of the failure to pay any indebtedness in an aggregate principal amount greater than $100,000 when due or indebtedness of the Company in an aggregate principal amount greater than $100,000 is accelerated because of a default with respect to such indebtedness, and such default continues for 15 days after the earlier of (i) the Company’s receipt of written notice from the Lender of such default or Event of Default, or (ii) the date the Company was required to give notice thereof to the Lender;

(g) Material Adverse Effect.  If one or more conditions exist or events occur that, in the reasonable determination of the Lender, result in a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Company, (ii) the ability of the Company to pay or perform its obligations in accordance with the terms of this Agreement and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document, or (iii) the rights and remedies of the Lender under this Agreement, the other Transaction Documents or any related document, instrument or agreement; or

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(h) Default Under Other Transaction Documents.  Any default or Event of Default shall occur under any other Transaction Document, and if such default or Event of Default can be cured, such default or Event of Default is not cured within 15 days after the earlier of (i) the Company’s receipt of written notice from the Lender of such default or Event of Default, or (ii) the date the Company was required to give notice thereof to the Lender;

(i) Use of Proceeds.  In no event shall the Company’s use of the proceeds of the Loan in substantially the manner set forth in Section 6(l) of this Agreement be deemed to have a Material Adverse Effect as set forth in Section 7 of this Agreement or to otherwise constitute a Default or an Event of Default under this Agreement or any other Transaction Document.

8. Notice to the Lender.  The Company shall provide to the Lender:

(a) Promptly upon any officer of the Company becoming aware of any Event of Default or of any event that, with the passage of time or the giving of notice, could become an Event of Default, a notice describing the nature thereof and what action the Company proposes to take with respect thereto;

(b) Promptly upon any officer of the Company becoming aware of (i) the commencement of any action, suit, investigation, proceeding or arbitration before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Company or any Obligor or any property of such entity, or to which such entity is a party, which was not disclosed in this Agreement or the Schedules thereto; or (ii) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company, a notice from the Company describing the nature and status thereof and what action the Company proposes to take with respect thereto, which was not disclosed in this Agreement or the Schedules thereto; and

(c) From time to time, such other information regarding the business, operation and financial condition of the Company, the Obligors or the Affiliated Entities as the Lender may reasonably request.

9. Remedies.  Upon the occurrence of an Event of Default, at the option and upon the declaration of the Lender, all amounts owing under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Agreement and the Transaction Documents and exercise any and all other remedies granted to it at law, by contract, in equity or otherwise.

10. Conditions to Exercising the Option.  The Company and the Lender covenant and agree that the Lender will not exercise the Option to acquire the Common Stock until the following conditions have been satisfied.  The Company will use its best efforts to promptly obtain the consents or waivers described in Section 10(a) and 10(b) below:

(a) Waiver of Pre-Emptive Rights.  The Company will obtain from the Ministry of Industry and New Technologies of the Republic of Kazakhstan State’s waiver of the pre-emptive right over the issuance and transfer of the Common Stock in accordance with Clause 2 of Article 12 of the Subsoil Law of the Republic of Kazakhstan of June 24, 2010.

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(b) Ministry of Industry and New Technologies Consent to Transfer.  The Company will obtain from the Ministry of Industry and New Technologies of the Republic of Kazakhstan consent to the issuance and transfer of the Common Stock in accordance with Article 36 of the Subsoil Law of the Republic of Kazakhstan of June 24, 2010.

(c) Agency for the Protection of Competition Consent to Transfer.  The Lender will obtain from the Agency for the Protection of Competition of Kazakhstan consent to the issuance and transfer of the Common Stock in accordance with Article 50 of the Competition Law of the Republic of Kazakhstan of December 25, 2008.

11. Indemnification.  The Company hereby agrees to defend, protect, indemnify and hold harmless the Lender and its affiliates and the directors, officers, employees, attorneys and agents of the Lender and its affiliates (each of the foregoing being an “Indemnitee” and all of the foregoing being collectively the “Indemnitees”) from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

(a)             by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Transaction Document, any commitments relating thereto, or any transaction contemplated by any Transaction Document; or

(b)              by reason of, relating to or in connection with any credit extended or used under the Transaction Documents or any act done or omitted by any entity, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Lender by way of foreclosure of the lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Company shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee’s gross negligence or willful misconduct.  In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Company’s obligations of the Transaction Documents.  The indemnities and obligations of the Company contained in this Section shall survive the payment in full of the Company’s other Obligations under the Transaction Documents.

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12. Miscellaneous.

(a) Entire Agreement.  This Agreement and the Transaction Documents, constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof.

(b) Further Assurances.  Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement and the Transaction Documents.

(c) Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that the Company may not assign its rights or obligations hereunder without the prior written consent of the Lender.  Subject to compliance with US securities laws and the terms and conditions of this Agreement and the Transaction Documents, the Lender may assign or grant participation in its rights and obligations hereunder and under the Transaction Documents without the consent of the Company.  Lender shall deliver notice of an assignment or grant of participation in its rights and obligations hereunder and under the Transaction Documents to the Company no later than the date of such assignment or grant.

(d) Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH.

(e) Consent to Jurisdiction.  THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE ENFORCED IN ANY FEDERAL COURT OR UTAH STATE COURT SITTING IN SALT LAKE CITY, UTAH.  THE PARTIES HERETO EACH CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT ANY PARTY HERETO COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE OTHER PARTY(IES) SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

(f) Waiver of Jury Trial.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(g) Counterparts.  This Agreement may be executed by facsimile or PDF and in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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(h) Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth below:

Bekem Metals, Inc.
Sankibai Batyr Ave., 14D
Aktobe City, 030000
Republic of Kazakhstan

with a copy to (which copy shall not constitute notice):

[                       ]

Techgroup Finance Limited
1 Floor
269 Furmanov Street
Almaty 050059
Republic of Kazakhstan
Attention: Mr. Alexey Fominykh
Fax No.: +7 727 264 2774
E-mail:  afservices@ftml.net

with a copy to (which copy shall not constitute notice):

Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, WA 98104-7043
Attention: Christopher Barry

Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail.  Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in any manner herein set forth.

(i) Expenses; Attorneys’ Fees.  The Company agrees to pay or reimburse the Lender upon demand for all reasonable out of pocket expenses paid or incurred by the Lender, including filing and recording costs and fees, charges and disbursements of outside counsel to the Lender and/or the allocated costs of in-house counsel incurred from time to time, in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification, interpretation, collection and enforcement of this Agreement and the other Transaction Documents. The obligations of the Company under this Section shall survive any termination of this Agreement.

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(j) Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Lender.

(k) Remedies.  No failure on the part of the Lender to exercise and no delay in exercising any power or right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein and in the other Transaction Documents provided are cumulative and not exclusive of any remedies provided by law.

(l) Reliance.  The representations, warranties, covenants and agreement made by the parties herein or in the other Transaction Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be deemed to have been relied upon by the parties hereto and shall survive the making of the loan by the Lender hereunder, any exercise by the Lender of the Option to acquire Common Stock and any subsequent transaction by the Lender in the Common Stock.

(m) No Fiduciary Relationship.  The Company hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents, (b) the Lender has no fiduciary relationship to the Company by virtue of the transactions contemplated by this Agreement, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Company and the Lender.

(n) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

(o) Incorporation of Recitals and Exhibits.  The above Recitals and all Exhibits identified in or attached to this Agreement are deemed to be incorporated herein by reference and made a part hereof.

(p) Certain Tax Matters.

(i) Any and all payments by the Company hereunder or under the other Transaction Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges of withholdings, and all liabilities with respect thereto, excluding, in the Lender, taxes imposed on its overall net income and franchise taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to in this Section as “Taxes”).

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(ii) The Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the other Transaction Documents or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the other Transaction Documents (hereinafter referred to as “Other Taxes”).

(iii) The Company shall indemnify the Lender for the full amount of Taxes or Other Taxes imposed on or paid by the Lender and any penalties, interest and expenses with respect thereto. Payments on this indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

(iv) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, at its address referred to on the signature page hereof a certified copy of a receipt evidencing payment thereof

(v) If the Company shall be required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America (“U.S. Taxes”) from any payments to Lender pursuant to any Transaction Document payable to the Lender then or thereafter outstanding, the Company shall make such withholdings or deductions and pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

 [Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Loan and Option Agreement as of the date first above written.

The Company:

BEKEM METALS, INC.

By:  /s/ Serik Bazarbayev
Name:  Serik Bazarbayev
Its: CEO, President

The Lender:

TECHGROUP FINANCE LIMITED

By:  /s/ Rinar Rakhimov
Name: Rinar Rakhimov
Its:  Attorney-in-fact

[Signature Page to Loan and Option Agreement]

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Schedule I

Affiliated Entities

Kazakh Metals, Inc., a BVI international business company

Kyzyl Kain Mamyt LLP, a Kazakhstan limited liability partnership

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